Exhibit 99.1

Ultratech Announces First Quarter 2017 Results

1Q 2017 Revenue of $57.4 million, up 27% year-over-year

1Q 2017 GAAP Net Income of $3.0 million; Non-GAAP Net Income of $9.7 million

1Q 2017 GAAP EPS of $0.11; Non-GAAP EPS of $0.35

SAN JOSE, Calif.--(BUSINESS WIRE)--April 20, 2017--Ultratech, Inc. (Nasdaq:UTEK) a leading supplier of lithography, laser-processing and inspection systems used to manufacture semiconductor devices and high-brightness LEDs (HB-LEDs), today announced unaudited results for the three-month period ended April 1, 2017.

For the first quarter of fiscal 2017, Ultratech net sales totaled $57.4 million, or 27 percent higher than the $45.2 million reported in the year ago quarter. This level of net sales is the highest achieved by Ultratech over the past four years.

On a GAAP basis, Ultratech's net income for the first quarter of fiscal 2017 was $3.0 million, or $0.11 per diluted share, as compared to net loss of $1.2 million, or $(0.04) per share, for the same quarter last year.

On a non-GAAP basis, Ultratech's net income for the first quarter of fiscal 2017 was $9.7 million, or $0.35 per share, as compared to net income of $2.7 million, or $0.10 per share, for the same quarter last year.

Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, “Our first quarter results illustrate our market leading technology position, combined with the strong positive leverage in our business model. Sales grew by 27% versus the prior year, resulting in a 250% increase in non-GAAP earnings per share. Robust demand for our laser spike annealing, and advanced packaging product lines drove strong bookings momentum, generating a book-to-bill ratio of more than 1 to 1. Ultratech’s portfolio of advanced products continue to meet the existing and future needs of the various industries that we serve.”

At April 1, 2017, Ultratech had $274.2 million in cash, cash equivalents and short-term investments. Working capital was $356.3 million and stockholders’ equity was $13.08 per share based on 27,236,174 total shares outstanding as of April 1, 2017.

Recent Business Highlights

  In April, Ultratech announced that it received commitments for its LM7 laser melt anneal system from two leading North American semiconductor manufacturers targeting use of the LM7 melt system at 7-nm and below nodes.
  In March, Ultratech received follow-on, multiple advanced packaging system orders from several OSAT companies in Taiwan, Korea and China.
  Also in March, Ultratech continued to supply LSA101 systems to China foundries for 28-nm and 40-nm production, with announcements of two follow-on orders.
  In February, Ultratech announced that it received a repeat, multiple-system order from a leading semiconductor manufacturer in Asia for its advanced packaging AP300 lithography systems.

Non-GAAP Financial Measures

Ultratech prepares its financial statements in accordance with generally accepted accounting principles (GAAP) for the United States and supplements its GAAP financial results by providing non-GAAP measures to evaluate the operating performance of the company. Ultratech’s presentation of non-GAAP net income is defined as GAAP net income excluding the impact of share-based compensation, restructuring, amortization of purchased intangible assets and non-recurring legal expenses. Management believes the presentation of this non-GAAP measure provides useful information to both management and investors by enhancing the overall understanding of Ultratech’s core operating performance and enabling the comparison of Ultratech’s results of operations to its historical results operations as well as to the results of operations of its competitors. Ultratech believes excluding share-based compensation enhances the ability of management and investors to evaluate its performance without reference to this expense and to provide an alternate measure for comparing Ultratech’s performance historically and to its competitors. Further, management believes presenting a non-GAAP financial measure that excludes restructuring, amortization of purchased intangible assets and non-recurring legal expenses provides management and investors an alternate measure to evaluate Ultratech’s performance without reference to charges that it does not believe are reflective of its core operating performance or ongoing operations. A description of the non-GAAP calculations and a reconciliation to comparable GAAP financial measures are provided in the accompanying table entitled “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss).” Readers are reminded that non-GAAP information is merely a supplement to, and not a replacement for, GAAP financial measures.

Safe Harbor

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “anticipates,” “expects,” “may,” “remains,” “thinks,” “intends,” “believes,” “estimates,” “provides,” “demonstrates,” and similar expressions and include management's current expectation of its longer term prospects for success. These forward-looking statements are based on our current expectations, estimates, assumptions and projections about our business and industry, and the markets and customers we serve, and they are subject to numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. Such risks and uncertainties include the timing and possible delays, deferrals and cancellations of orders by customers; quarterly revenue fluctuations; industry and sector cyclicality, instability and unpredictability; market demand for consumer devices utilizing semiconductors produced by our clients; our ability to manage costs; new product introductions, market acceptance of new products and enhanced versions of our existing products; reliability and technical acceptance of our products; our lengthy sales cycles, and the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; competition and consolidation in the markets we serve; improvements, including in cost and technical features, of competitors' products; rapid technological change; pricing pressures and product discounts; our ability to collect receivables; customer and product concentration and lack of product revenue diversification; inventory obsolescence; general economic, financial market and political conditions and other factors outside of our control; domestic and international tax policies; acquisitions, cybersecurity threats in the United States and globally that could impact our industry, customers, and technologies; and other factors described in our SEC reports including our Annual Report on Form 10-K filed for the year ended December 31, 2015. Due to these and other factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.

About Ultratech: Ultratech, Inc. (Nasdaq:UTEK) designs, builds and markets manufacturing systems for the global technology industry. Founded in 1979, Ultratech serves three core markets: frontend semiconductor, backend semiconductor, and nanotechnology. The company is the leading supplier of lithography products for bump packaging of integrated circuits and high brightness LEDs. Ultratech is also the market leader and pioneer of laser spike anneal technology for the production of advanced semiconductor devices. In addition, the company offers solutions leveraging its proprietary coherent gradient sensing (CGS) technology to the semiconductor wafer inspection market and provides atomic layer deposition (ALD) tools to leading research organizations, including academic and industrial institutions. Visit Ultratech online at: www.ultratech.com.

(UTEKF)

ULTRATECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	Apr 1,	Apr 2,
(In thousands, except per share amounts)	2017	2016
Total net sales*	$57,409	$45,210
Cost of sales:
Cost of products sold	27,659	24,179
Cost of services	3,267	2,864
Total cost of sales	30,926	27,043
Gross profit	26,483	18,167
Operating expenses:
Research, development and engineering	8,884	8,235
Selling, general, and administrative	14,505	11,314
Operating income (loss)	3,094	(1,382)
Interest expense	(4)	(18)
Interest and other income, net	329	173
Income (loss) before income taxes	3,419	(1,227)
Provision (benefit) for income taxes	451	(73)
Net income (loss)	$2,968	$(1,154)

Earnings per share - basic:
Net income (loss)	$0.11	$(0.04)
Number of shares used in per share calculations - basic	27,289	26,798
Earnings per share - diluted:
Net income (loss)	$0.11	$(0.04)
Number of shares used in per share calculations - diluted	27,678	26,798

* Systems sales	$48,239	$38,492
Parts sales	5,794	3,766
Service sales	3,076	2,752
License sales	300	200
Total sales	$57,409	$45,210

ULTRATECH, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(UNAUDITED)

	Three Months Ended
	Apr 1,	Apr 2,
(In thousands, except per share amounts)	2017	2016
GAAP net income (loss)	$2,968	$(1,154)
Share-based compensation	3,036	3,449
Nonrecurring legal expenses	3,419	-
Amortization of purchased intangible assets	399	418
Other	(146)	-
Non-GAAP net income	$9,676	$2,713
Earnings per share - diluted:
As reported	$0.11	$(0.04)
Add back: per share impact of Non-GAAP adjustments	$0.24	$0.14
Non-GAAP per share income	$0.35	$0.10

ULTRATECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	Apr 1,	Dec 31,
(In thousands )	2017	2016*
ASSETS	(Unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$274,238	$267,593
Accounts receivable	63,259	54,549
Inventories, net	48,876	50,475
Prepaid expenses and other current assets	6,601	7,658
Total current assets	392,974	380,275

Equipment and leasehold improvements, net	11,582	13,869
Intangibles assets, net	10,231	10,630
Other assets	9,557	10,798

Total assets	$424,344	$415,572

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable	$1,500	$1,500
Accounts payable	16,295	14,038
Deferred product and service income	5,108	4,352
Other current liabilities	13,807	18,028
Total current liabilities	36,710	37,918

Other liabilities	13,231	12,456

Stockholders' equity	374,403	365,198

Total liabilities and stockholders' equity	$424,344	$415,572
* The balance sheet as of December 31, 2016 has been derived from the audited financial statements as of that date.

CONTACT:
Company Contact:
Ultratech, Inc.
Bruce R. Wright, 408-321-8835
Senior Vice President and CFO
or
Investor Relations:
The Blueshirt Group
Suzanne Schmidt, 415-217-4962
suzanne@blueshirtgroup.com